SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported):   November 28, 1995.




                         ADC TELECOMMUNICATIONS, INC.
            (Exact name of registrant as specified in its charter)


                Minnesota                 0-1424               41-0743912
     (State or other jurisdiction of    (Commission        (I.R.S. Employer
     incorporation or organization)     File Number)      Identification No.)


     4900 West 78th Street, Minneapolis, Minnesota                 55435
     (Address of principal executive offices)                   (Zip Code)



     Registrant's telephone number, including area code:   (612) 938-8080


                                Not Applicable
        (Former name or former address, if changed since last report.)
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ITEM 5.   OTHER EVENTS

          Effective November 28, 1995, ADC Telecommunications, Inc. has amended the Company's Shareholder Rights Plan originally adopted on September 23, 1986, and previously amended on August 16, 1989. The amendments to the Rights Plan extend the expiration date of the Rights Plan to November 28, 2005, increase the exercise price of the Rights, reduce the stock ownership level at which the Rights become exercisable to 15%, and make certain other changes.

          As amended, the Rights Plan provides that if any person or group acquires 15% or more of the Company's common stock, each Right not owned by such person or group will entitle its holder to purchase, at the Right's then-current purchase price, a share of the Company's common stock having a value of twice the Right's purchase price. The Rights would not be triggered, however, if the acquisition of 15% or more of the Company's common stock is pursuant to a tender or exchange offer for all outstanding shares of the Company's common stock determined by the Board of Directors to be fair and in the best interests of the Company and its shareholders.

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
ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (C)  EXHIBITS

          4. Second Amended and Restated Rights Agreement, dated as of November 28, 1995, between ADC Telecommunications, Inc. and Norwest Bank Minnesota, National Association (amending and restating the Rights Agreement dated as of September 23, 1986, as amended and restated as of August 16, 1989), which includes as Exhibit A thereto the form of Right Certificate.

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
SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:      December 11, 1995


                                   ADC TELECOMMUNICATIONS, INC.



                                 By: /s/ David F. Fisher
                                    ________________________________
                                    David F. Fisher
                                    Vice President, General Counsel
                                    and Corporate Secretary

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